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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the consolidated financial statements, which appears in Ameren Corporation's Current Report on Form 8-K dated February 14, 2002. We also consent to the incorporation by reference of our report dated February 5, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Ameren Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 5, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in this Registration Statement and "Summary Financial Data" in the prospectus supplements dated February 19, 2002.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
St. Louis, Missouri
February 19, 2002